CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated September 27, 1999, with respect to the financial statements of ASDA Group plc included in this Current Report (Form 8-K) for Wal-Mart Stores, Inc., in the following registration statements and related prospectuses:

Stock Option Plan of 1984 of Wal-Mart Stores, Inc., as amended	Form S-8	File No. 2-94358 and 33-43315
Stock Option Plan of 1994 of Wal-Mart Stores, Inc., as amended	Form S-8	File No. 33-55325
Debt Securities and Pass-Through Certificates of Wal-Mart Stores, Inc.	Form S-3	File No. 33-55725
Director Compensation Plan of Wal-Mart Stores, Inc.	Form S-8	File No. 333-24259
Debt Securities of Wal-Mart Stores, Inc.	Form S-3	File No. 33-53125
Dividend Reinvestment and Stock Purchase Plan of Wal-Mart Stores, Inc.	Form S-3	File No. 333-2089
401(k) Retirement Savings Plan of Wal-Mart Stores, Inc.	Form S-8	File No. 333-29847
401(k) Retirement Savings Plan of Wal-Mart Puerto Rico, Inc.	Form S-8	File No. 33-44659
Form S-3 Registration Statement Covering 14,710,000 Shares	Form S-3	File No. 333-56993
Associate Stock Purchase Plan of Wal-Mart Stores, Inc.	Form S-8	File No. 333-62965
Stock Incentive Plan of Wal-Mart Stores, Inc.	Form S-8	File No. 333-60329
Debt Securities of Wal-Mart Stores, Inc.	Form S-3	File No. 333-82909
The ASDA Colleague Share Ownership Plan

The ASDA Group Long Term Incentive Plan

The ASDA Group PLC Sharesave Scheme

The ASDA 1984 Executive Share Option Scheme

The ASDA 1994 Executive Share Option Scheme

	Form S-8	File No. 333-84027
The ASDA Colleague Share Ownership Plan 1999	Form S-8	File No. 333-88501

                                                                                          /s/ Ernst & Young
                                                                                                  London, England
                                                                                                  October 5, 1999